LETTER TO  SHAREHOLDERS Q1 2022

hippo

KEY HIGHLIGHTS FROM Q1

Continued Strong Growth

- 25% YoY growth in Q1'22 TGP
- On track for full year guidance of $800-$820 million TGP

Revenue Ramping Up

- Revenue up 44% YoY
- Strong commission and fee growth
- Maintain full year guidance of $140-$142 million

Improving Quarterly Loss Ratio

- 76% Gross Loss Ratio
- Substantial improvement continues
- Expect full year below 100% versus 2021's 138%

Strong Financial Position

- $772 million cash and investments at March 31, 2022
- Spinnaker A- Rating (AM Best)

Total Generated Premium

+25%

YoY


$65M
$123M
$154M
Q1 '20
Q1 '21
Q1 '22

Gross Loss Ratio

-122pp

YoY


106%
198%
76%
Q1 '20
Q1 '21
Q1 '22

Revenue

+44%

YoY


$10M
$17M
$24M
Q1 '20
Q1 '21
Q1 '22

Premium Retention[1]

In-Line

With prior year


86%
87%
87%
Q1 '20
Q1 '21
Q1 '22

Total Generated Premium in-Force

+42%

YoY


$231M
$445M
$634M
Q1 '20
Q1 '21
Q1 '22

(1) On Hippo Programs.

Letter to Shareholders | Q1 2022

2

Letter to Shareholders | Q1 2022 3 Q1’22:  PROMISES OF SPRING Dear Shareholders, We are pleased to report that Hippo has had successful start to 2022. Continuous improvement is a hallmark of the Hippo culture and over the past year, the focus of our effort has been on the Gross Loss Ratio (GLR). For Q1’22, we are reporting our best GLR since our public listing while growth remains robust and on track with our full year target. We also believe that the quality of our products and services continues to get better. The outlook remains bright. Total Generated Premium grew 25% over the prior year quarter. Our state expansion efforts are gaining momentum as recently licensed states begin to produce volume. We launched in New York in late April and we’re expecting other states in coming months. We believe our customer satisfaction and word-of-mouth reputation remains strong with Hippo Homeowners premium retention at 87%. We continue to expect full year TGP in the $800-820 million range. Our home builder business is our fastest growing and most profitable channel. When we partner with a home builder, like we did with Lennar in 2019, we have proven our ability to materially increase insurance attachment rates, driving volume to us and better customer outcomes for our partners. We do this by deeply integrating into the home buying process and offering an insurance policy tailored for the needs of a new home buyer. We believe that as the market recognizes that Hippo delivers a better experience for both builders and their customers, our builder network will further expand. Our Gross Loss Ratio of 76% is our best since we became a public company. While Q1 is traditionally a more mild weather quarter, we’re very pleased with the progress, particularly compared to last year where we encountered winter storm Uri. We remain confident in our previous guidance of significant improvement over our full year 2021 result. We achieved our Q1’22 loss ratio despite 19 points of catastrophe loss events (as defined by PCS) stemming from winter storms across the US. As we’ve discussed in our previous letters, as we add greater geographic balance and scale to our book of business, the impact of individual events should lessen. The additions of New York and other states will add significantly to this balance.

Letter to Shareholders | Q1 2022 4 We continue to refine our pricing and underwriting models to appropriately match price to risk and improve our ability to identify and attract the type of homeowners who are particularly well-suited to our product. Our best customers are homeowners who embrace proactive home protection and are willing to use technology to make their homes safer and easier to manage. Looking ahead, we expect that the actions we’ve already taken-including more advanced pricing and segmentation and better geographic balance-will have increasingly favorable impacts on the loss ratio. For example, in claims, new leadership is leveraging technology to improve customer experience while reducing loss expenses and improving operational efficiency. We’re excited to be returning to the office. We’ve opened and expanded our office locations to include Oakland, CA and a larger space in Austin. Despite a challenging hiring environment, our staff count rose to 645. We’re pleased with the progress we’re reporting today but even more excited by the progress to come. We are planning an Investor Day on September 6 in New York City and we’d love to have you come by to meet our leadership team in person and learn more about our plans to deliver growing value to our customers and shareholders. Assaf Wand Founder & CEO

Letter to Shareholders | Q1 2022 5 Q1 RESULTS Q1 Highlights Q1 FINANCIALS: KPIS AND NON-GAAP FINANCIALS Hippo started 2022 with a strong first quarter. TGP grew 25% over the prior year quarter and we expect growth to accelerate through the year as new states gain momentum. Our Gross Loss Ratio of 76% was our best quarter since becoming a public company. We expect further improvement over time, but we caution that given the unpredictability of weather, straight line sequential improvement is not fully within our control. Financially, Hippo is well- positioned, ending the quarter with cash and investments of $772 million. Total Generated Premium $154M +25% YoY Revenue $24M +44% YoY Gross Loss Ratio 76% -122pp YoY Total Generated Premium in-Force $634M +42% YoY (1) On Hippo Programs. Premium Retention1 87% Consistent with prior year

Letter to Shareholders | Q1 2022 6 Total Generated Premium up 25% TGP was $154 million in Q1, up 25% from $123 million in the prior year quarter. Our Hippo Homeowners premium retention rate of 87% remains high. Growth continues to be balanced across geographies and distribution channels. We grew our homeowners’ business across our 37 states with approximately two-thirds of growth outside of Texas and California. In late April, we launched in the state of New York (bringing us to 38 states), and we expect additional states in coming months. Our builder channel has been particularly strong, and we expect to add additional builder partners in 2022. During the quarter, Spinnaker and its subsidiaries, our wholly owned A.M. Best A-rated group of insurance companies, launched new programs to offer excess and surplus products like earthquake and flood. These products will be reinsured but will offer our customers the opportunity to buy additional protections when their homes carry such exposures. Revenue up 44% Revenues in Q1 were $24 million, up 44% over the prior year quarter. Revenues include net premiums earned, growing and steady streams of ceding commission paid to our insurance carriers by reinsurers and MGA and agency commissions paid to us by other carriers in exchange for sourcing customers and/or risk that they retain on their balance sheets, as well as service and fee income from our customers. Also, through Spinnaker, we’re expanding our third-party program administrator business. We continue to expect 2022 revenues in the range of $140-142 million. Gross Loss Ratio of 76% The Gross Loss Ratio in Q1 was 76%, marking another quarter of substantial improvement. Given the seasonality of weather exposure, straight line sequential improvement is unlikely to continue but we do expect continued YoY improvement. We have made structural improvements to our underwriting and pricing models and these are beginning to have an impact. We believe we are on track to achieve to our full year guidance of a Gross Loss Ratio of below 100%, a major improvement versus 2021’s 138%. PCS catastrophic losses added 19 points to our Q1 loss ratio driven largely by winter weather across the US. We’re beginning to see the benefits of scale and diversity in our results. The quarter also included a benefit of 19% of favorable loss reserve development from prior periods with

Letter to Shareholders | Q1 2022 7 approximately two-thirds from attritional loss activity and a third from prior period catastrophes. We are pleased by the positive impact from the latest iteration of our underwriting engine introduced in late 2021, which we discussed during our Q4’21 report. For new business, our flexible technology platform enabled us to implement 22 rate changes across 10 states in Q1. These changes went live in the quarter and were highly segmented, providing a wide mix of decreases and increases, as we have improved our ability to identify and accurately price our target market of homeowners who are willing to use technology to protect their homes. For renewals, these rate changes took effect in California in Q1’22 and the response has been encouraging with premium retention rates remaining high. For the other states, the changes will take effect over the course of 2022 as policies in these states come up for renewal. We expect these changes will positively impact our loss ratios as the year progresses. One advantage Hippo has in the current market relative to carriers who use simple inflation accelerators is that we re-run our underwriting and rebuilding cost models automatically at each renewal, incorporating all the accumulated data since the last renewal. This ensures our customers are properly protected while providing protection to Hippo from current inflationary trends in materials and labor. Sales and Marketing Sales and Marketing expenses increased slightly to $24.9 million from $24.7 million in the prior year quarter. We have a unique and compelling value proposition. We believe our proactive approach to home protection is a persuasive message to homeowners, and is particularly aligned with those that we view as attractive risks. In the coming months, we plan to invest in marketing programs to further grow awareness of the Hippo brand. “Previous experiences set an expectation that my claim would involve lots of time, effort, and deciphering industry speak. I was pleasantly surprised to find Hippo’s claims process to be a total breeze and fast. My claims concierge was helpful, friendly, & proactive. Once the claim was approved, I received payment the same day! As a busy professional and mom, this nearly effortless experience is appreciated more than I can say. You really can’t beat that level of service!“ Marcy M. Hippo Customer

Letter to Shareholders | Q1 2022 8 Technology and Development Technology and Development expenses increased to $14.7 million from $6.9 million in the prior year quarter, primarily driven by an increase in stock based compensation of $4.8 million. Further, we’re now integrating our acquisition of the SwingDev team in Poland (engineers, designers, product managers) who are boosting the development of our Mobile Apps, our Home-Builders suite of products, and our consumer-facing web portals. We are glad to have a geographically and culturally diverse set of teams, allowing us to tap into innovation and talent pools around the world. General and Administrative Expenses General and Administrative expenses increased to $16.5 million from $8.3 million in the prior year quarter reflecting our growth, including an increase in stock-based compensation of $2.9 million, the costs of being a public company and new office locations. Balance Sheet and Cash Position Our cash and investments at the end of the quarter were $772 million. During the quarter we shifted $349 million from cash to US T-bills in order to capture the benefit of short-term yields but our overall approach remains highly conservative. We remain well-positioned for an extended period of growth and investment. Net Loss and Adjusted EBITDA Net Loss attributable to Hippo was $67.6 million or $0.12 per share in Q1’22 compared to a Net Loss of $195.2 million in the prior year quarter. Adjusted EBITDA was a loss of $48.5 million versus a loss of $35.6 million in the prior year quarter. 2022 Guidance Our guidance for the full year 2022 remains the same as when we reported our year-end results in early March. We expect TGP in the range of $800- 820 million, Revenue in the range of $140-$142 million and a Gross Loss Ratio below 100% and on track for further material improvement. Investor Day Mark your calendars for September 6, 2022, in New York City when we will hold our first Investor Day. We’re excited to introduce you to more of our leadership team and share additional detail about several initiatives we’re launching to further protect the joy of home ownership.

Letter to Shareholders | Q1 2022 9 Non-GAAP financial measures This presentation includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a Non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock- based compensation, net investment income, other non-cash fair market value adjustments, and contingent consideration for one of our acquisition and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. These non-GAAP measures are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward- looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non-GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included. This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), gross loss ratio, and net loss ratio.

Letter to Shareholders | Q1 2022 10 We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet, or the amount of business written in our capacity as an MGA, agency, or as an insurance carrier/reinsurer. We define Total Generated Premium in Force as the aggregate annualized premium for all the policies in force as of the period end date. We define gross loss ratio expressed as a percentage, as the ratio of the gross losses and loss adjustment expenses, to the gross earned premium. We define net loss ratio expressed as a percentage, as the ratio of the net losses and loss adjustment expenses, to the net earned premium. Forward-looking statement safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and

Letter to Shareholders | Q1 2022 11 adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

12Letter to Shareholders | Q1 2022 APPENDIX

Letter to Shareholders | Q1 2022 13 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited)

Letter to Shareholders | Q1 2022 14 CONSOLIDATED BALANCE SHEETS (in millions, unaudited)

Letter to Shareholders | Q1 2022 15 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited)

Letter to Shareholders | Q1 2022 16 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) SUPPLEMENTAL FINANCIAL INFORMATION (in millions, unaudited) Total Generated Premium Gross and Net Loss Ratios

Letter to Shareholders | Q1 2022 17 Gross Loss Ratio Breakdown Insurance Related Expenses Breakdown (1) Refers to Losses from named Property Claims Services events. Direct acquisition costs were $14.2 million for the for the three months ended March 31, 2022, of which $9.6 million was offset by ceding commission income. Direct acquisition costs were $4.3 million for the for the three months ended March 31, 2021, of which $2.6 million was offset by ceding commission income.

hippo

TOTAL GENERATED PREMIUM IN-FORCE

(in millions, unaudited)

+42%

YoY


$231
$256
$375
$403
$445
$501
$553
$602
$634
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22

GEOGRAPHICAL DIVERSIFICATION

(% of new Hippo homeowners premium outside California/Texas)

+9PP

YoY


29%
54%
63%
Q1'20
Q1'21
Q1'22

Letter to Shareholders | Q1 2022

18

Letter to Shareholders | Q1 2022 19 GROSS CONSOLIDATED LOSS RATIO Q1’21 Q2’21Q4’20 Q4’21 Q1’22Q3’21 54% 62% 62% 78% 64% 57% 19% 25%39% 25% 85% 48% 2% 111% 14% 128% 161% 198% 93% 76% 89% Loss Ratio ex Cat PCS Uri